Exhibit 99.1

AT VITAL IMAGES:	AT PADILLA SPEER BEARDSLEY:
Peter J. Goepfrich	Nancy A. Johnson, (612) 455-1745
Chief Financial Officer	Marian Briggs, (612) 455-1742
(952) 487-9500	njohnson@psbpr.com/mbriggs@psbpr.com
www.vitalimages.com

FOR IMMEDIATE RELEASE

Vital Images Announces 2010 Fourth Quarter and Full-Year Results

Minneapolis, February 16, 2011 - Vital Images, Inc. (NASDAQ: VTAL), a leading provider of advanced visualization and analysis software, today reported financial results for the fourth quarter ended December 31, 2010. Fourth quarter revenue was $16.1 million, compared to $15.8 million for the fourth quarter of 2009. For full-year 2010, revenue was $59.7 million, compared to $58.2 million in 2009.

Fourth quarter net income was $1.2 million, or $0.09 per diluted share, compared to a net loss of $630,000, or $(0.04) per diluted share, for the fourth quarter of 2009. For full-year 2010, net loss was $966,000, or $(0.07) per diluted share, compared to a net loss of $21.3 million, or $(1.48) per diluted share, which included $18.1 million of non-cash charges representing $(1.27) per diluted share, in 2009.

Fourth quarter adjusted EBITDA (a non-GAAP measure) was $2.6 million, compared to $1.0 million for the fourth quarter of 2009. For full-year 2010, adjusted EBITDA was $5.7 million, compared to $4.3 million in 2009.

As noted in Vital Images' 2010 third quarter financial results press release, Vital Images was awarded nine Qualifying Therapeutic Discovery Project (QTDP) grants from the U.S. government totaling $1.5 million based on Vital Images' research expenditures for certain therapeutic discovery projects. The QTDP grants were recognized as an offset to research and development expense in the fourth quarter of 2010.

The company’s total cash and investments were $139.9 million as of December 31, 2010, compared to $137.9 million as of September 30, 2010.

“Vital Images is a stronger company than it was several years ago. We have transformed our technology and service teams, while remaining financially strong and investing for the long term,” said Michael H. Carrel, Vital Images president and chief executive officer. “Because of our enterprise approach, diversification of revenue channels, and partner- and customer-focused strategies, we are well positioned to capitalize on medical imaging opportunities in radiology and adjacent specialties. Our development pipeline has many exciting products that will expand our potential customer base and serve our current customers. We are looking forward to a year of continued progress in 2011, on both the top and bottom lines.”

Conference Call and Webcast
Vital Images will host a live webcast of its fourth quarter earnings conference call on Thursday, February 17, 2011 at 9 a.m. CT. To access this webcast, go to the Investors section of the company’s Web site, www.vitalimages.com, and click on the webcast icon. An audio replay of the conference call will be available beginning at 1 p.m. CT on Thursday, February 17, 2011 through 5 p.m. CT on Thursday, March 3, 2011 by calling (888) 203-1112 and entering passcode 7802563.

About Vital Images
Vital Images, Inc. is a leading provider of advanced visualization and analysis software for physicians and healthcare specialists. The company's software provides users productivity and communication tools to improve patient care that can be accessed throughout the enterprise anytime, anywhere via the Web. Established in 1988 and headquartered in Minneapolis, Vital Images also has offices in Europe and Asia. For more information, visit www.vitalimages.com.

Vital Images® and Vitrea® are registered trademarks of Vital Images, Inc. Vital Images disclaims any proprietary interest in the marks and names of others.

Non-GAAP Information
To supplement the company's condensed consolidated financial statements presented on a GAAP basis, the company uses adjusted EBITDA (a non-GAAP measure), which excludes certain items presented under GAAP. The company uses adjusted EBITDA to develop budgets, to assess its operating performance, to increase comparability among different periods and to serve as a measurement for incentive compensation. The company uses adjusted EBITDA even though it is not probable that the financial impact of excluded amounts will be immaterial in the future. Additionally, amounts excluded from adjusted EBITDA are managed by and are the responsibility of the company's management. The company believes that adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the company's results of operations from the same perspective as management and the company's board of directors.

The method the company uses to produce non-GAAP measures is not in accordance with GAAP and may not be computed the same as similarly titled measures used by other companies. These non-GAAP results should not be considered in isolation or regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating the company's business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon the company's reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both the company's financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP measures.

Forward-Looking Statements
Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by that Act. These statements involve risks and uncertainties which could cause results to differ materially from those projected, including but not limited to dependence on market growth, challenges associated with international expansion, the ability to predict product, customer and geographic sales mix, fluctuations in interest rates, regulatory approvals, the timely introduction, availability and acceptance of new products, the impact of competitive products and pricing, dependence on major customers, the ability to successfully manage operating costs, fluctuations in quarterly results, approval of products for reimbursement and the level of reimbursement, and other factors detailed from time to time in Vital Images' SEC reports, including its annual report on Form 10-K for the year ended December 31, 2009. Vital Images encourages you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this release. The forward-looking statements made in this release are made only as of the date of this release, and, except as may be required by law, the company undertakes no obligation to update them to reflect subsequent events or circumstances.

Vital Images, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue:
License fees	$6,710	$6,583	$22,823	$22,766
Maintenance and services	8,372	8,511	34,102	33,717
Hardware	1,020	673	2,784	1,747
Total revenue	16,102	15,767	59,709	58,230

Cost of revenue:
License fees	1,050	1,024	3,641	3,301
Maintenance and services	2,758	2,286	10,076	9,282
Hardware	840	625	2,561	1,622
Total cost of revenue	4,648	3,935	16,278	14,205

Gross profit	11,454	11,832	43,431	44,025

Operating expenses:
Sales and marketing	6,039	6,452	21,551	22,579
Research and development	1,830	4,132	13,607	16,332
General and administrative	2,414	2,333	9,617	9,978
Asset impairment	—	—	—	3,147
Total operating expenses	10,283	12,917	44,775	52,036

Operating income (loss)	1,171	(1,085)	(1,344)	(8,011)

Interest income	136	131	529	1,091
Income (loss) before income taxes	1,307	(954)	(815)	(6,920)
Provision (benefit) for income taxes	89	(324)	151	14,332
Net income (loss)	$1,218	$(630)	$(966)	$(21,252)

Net income (loss) per share – basic	$0.09	$(0.04)	$(0.07)	$(1.48)
Net income (loss) per share – diluted	$0.09	$(0.04)	$(0.07)	$(1.48)

Weighted average common shares outstanding – basic	14,001	14,254	14,250	14,315
Weighted average common shares outstanding – diluted	14,101	14,254	14,250	14,315

Vital Images, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$87,697	$120,317
Marketable securities	46,519	9,673
Accounts receivable, net	14,089	12,196
Prepaid expenses and other current assets	3,579	2,686
Total current assets	151,884	144,872
Marketable securities	5,685	12,234
Property and equipment, net	3,849	5,485
Other intangible assets, net	22	382
Goodwill	9,089	9,089
Total assets	$170,529	$172,062

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,311	$2,588
Accrued compensation	2,827	3,574
Accrued royalties	892	812
Other current liabilities	2,223	1,364
Deferred revenue	16,409	15,500
Total current liabilities	24,662	23,838
Deferred revenue	1,085	1,033
Deferred rent	36	469
Total liabilities	25,783	25,340

Stockholders’ equity:
Preferred stock: $0.01 par value; 5,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.01 par value; 40,000 shares authorized; 14,034 issued and outstanding as of December 31, 2010; and 14,330 shares issued and outstanding as of December 31, 2009	140	143
Additional paid-in capital	167,071	168,058
Accumulated deficit	(22,598)	(21,632)
Accumulated other comprehensive income	133	153
Total stockholders’ equity	144,746	146,722
Total liabilities and stockholders’ equity	$170,529	$172,062

Vital Images, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Year Ended December 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(966)	$(21,252)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	3,259	4,843
Amortization of identified intangible assets	360	426
Loss on disposal of assets	—	111
Asset impairment	—	3,147
Provision for doubtful accounts	(26)	279
Deferred income taxes	—	14,664
Amortization of discount and accretion of premium on marketable securities	96	238
Employee stock-based compensation	3,394	3,867
Amortization of deferred rent	(413)	(394)
Changes in operating assets and liabilities:
Accounts receivable	(1,867)	572
Prepaid expenses and other assets	(893)	(507)
Accounts payable	(326)	(936)
Accrued expenses and other liabilities	111	(329)
Deferred revenue	961	(2,355)
Net cash provided by operating activities	3,690	2,374

Cash flows from investing activities:
Purchases of property and equipment	(1,574)	(2,335)
Purchases of marketable securities	(40,063)	(21,749)
Proceeds from maturities of marketable securities	9,650	36,752
Net cash (used in) provided by investing activities	(31,987)	12,668

Cash flows from financing activities:
Repurchases of common stock	(6,521)	(6,081)
Proceeds from sale of common stock under stock plans	2,392	1,650
Payment for options tendered	(194)	—
Net cash used in financing activities	(4,323)	(4,431)

Net (decrease) increase in cash and cash equivalents	(32,620)	10,611
Cash and cash equivalents, beginning of period	120,317	109,706
Cash and cash equivalents, end of period	$87,697	$120,317

Vital Images, Inc.
Supplemental Financial Information

Revenue Summary (dollars in thousands):

	For the Three Months Ended				For the Year Ended
	December 31,				December 31,
	2010		2009		2010		2009
Revenue:
License fees	$6,710		$6,583		$22,823		$22,766
Maintenance and services	8,372		8,511		34,102		33,717
Hardware	1,020		673		2,784		1,747
Total revenue	$16,102		$15,767		$59,709		$58,230

Revenue by channel and as a percent of total revenue:
Direct and other distributors	$7,697	48%	$8,071	51%	$29,517	49%	$26,773	46%
Toshiba	8,405	52%	7,696	49%	30,192	51%	31,457	54%
Total revenue	$16,102	100%	$15,767	100%	$59,709	100%	$58,230	100%

License fee revenue by channel and as a percent of total license fee revenue:
Direct and other distributors	$1,733	26%	$1,860	28%	$5,903	26%	$4,493	20%
Toshiba	4,977	74%	4,723	72%	16,920	74%	18,273	80%
Total license fee revenue	$6,710	100%	$6,583	100%	$22,823	100%	$22,766	100%

Maintenance and services revenue by channel and as a percent of total maintenance and services revenue:
Direct and other distributors	$5,421	65%	$5,747	68%	$21,649	63%	$21,085	63%
Toshiba	2,951	35%	2,764	32%	12,453	37%	12,632	37%
Total maintenance and services revenue	$8,372	100%	$8,511	100%	$34,102	100%	$33,717	100%

Revenue by geography:
United States	$10,045		$10,056		$39,622		$38,251
Europe	3,489		3,282		10,998		10,881
Asia and Pacific	1,965		1,445		6,178		4,867
Other foreign	603		984		2,911		4,231
Total revenue	$16,102		$15,767		$59,709		$58,230
Export revenue as a percent of total revenue:	38%		36%		34%		34%

Reconciliation from GAAP results to adjusted EBITDA (in thousands):

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Adjusted EBITDA (in thousands):
Operating income (loss)	$1,171	$(1,085)	$(1,344)	$(8,011)
Equity-based compensation	631	941	3,394	3,867
Depreciation and amortization of property and equipment	721	1,096	3,259	4,843
Amortization of identified intangibles	90	90	360	426
Asset impairment	—	—	—	3,147
Adjusted EBITDA	$2,613	$1,042	$5,669	$4,272
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